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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)          September 28, 2001
                                                -----------------------------

                             Wolfpack Corporation
                             --------------------
            (Exact name of registrant as specified in its charter)


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
Delaware                                                   000-26479                                      56-2086188
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(State or other jurisdiction                         (Commission File Number)                            (IRS Employer
of incorporation)                                                                                  Identification No.)


4021 Stirrup Creek Drive Suite 400, Research Triangle Park Durham, NC                                            27703
---------------------------------------------------------------------                                            -----
(Address of principal executive offices)                                                                    (Zip Code)




Registrant's telephone number, including area code                                                      (919) 419-5600
                                                  ---------------------                                 --------------

100 Europa Drive, Suite 455, Chapel Hill, NC                                                                     27514
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(Former name or former address, if changed since last report)
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Item 1.  Change in Control.
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          Alpha Omega Group, Inc., Capital Research, Ltd, Lancer Offshore, Inc.
and Lancer Partners, Limited Partnership (collectively, the "equitel
Shareholders") acquired 11,825,936 shares of common stock of Wolfpack
Corporation ("Wolfpack"), representing approximately 56.18% of Wolfpack's outstanding common stock.  This acquisition of shares caused a change in control in Wolfpack because, after giving effect to the sale, the equitel Shareholders control in excess of 50% of the common stock of Wolfpack.  The consideration paid to Wolfpack by the equitel Shareholders in exchange for Wolfpack common stock consisted of shares of equitel, inc., a Delaware corporation ("equitel"), representing approximately 93.64% of the outstanding shares of equitel.

     The 11,825,936 shares of common stock Wolfpack issued in the aggregate were allocated as follows: Alpha Omega Group received 3,704,873 shares of Wolfpack common stock in exchange for 1,999,100 shares of equitel; Capital Research, Ltd. received 1,101,380 shares of Wolfpack common stock in exchange for 594,290 shares of equitel; Lancer Offshore, Inc. received 6,961,768 shares of Wolfpack common stock in exchange for 3,756,478 shares of equitel; and Lancer Partners, LP received 57,915 shares of Wolfpack common stock in exchange for 31,250 shares of equitel. Each of these four equitel shareholders received 1.85327 shares of Wolfpack common stock for each share of equitel.

     The acquisition occurred pursuant to a stock purchase agreement (the "Agreement") dated September 28, 2001 by and among the equitel Shareholders, Wolfpack, and equitel. A copy of the Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The description of the terms of the Agreement are qualified in their entirety by reference to the Agreement which is attached hereto as Exhibit 2.1.

     The exchange of equitel Shares for common stock of Wolfpack, as contemplated in the Agreement, is designed to be a tax free transaction under
Section 368 of the Internal Revenue Code.

     On September 28, 2001, William Evans resigned from the board of directors and Anthony W. Cullen and Kathryn Braithewaite became directors of the board. The board now consists of Joseph F. Campagna, Peter L. Coker, Anthony W. Cullen, and Kathryn Braithewaite. The board will consider appointing a fifth member nominated by Mr. Coker and Ms. Braithewaite, but no candidate has been identified or proposed. On September 28, 2001, Mr. Cullen also became Chief Executive Officer of the Company and William Evans retained the position of president of the Company. Gene Whitmire became Chief Financial Officer and Treasurer. Rod Santomassimo became Vice President - Wireless Operations and Secretary. Mr. Coker continued as Chairman of the Board. Additionally, there is an executive committee of Wolfpack composed of Mr. Coker, Mr. Cullen and Ms. Braithewaite.

     Under the terms of the Agreement, Wolfpack is required to offer options to employees, directors and consultants of equitel, who have been granted options under equitel's stock incentive plans and whose options are then outstanding, in exchange for such equitel options, provided that such offer shall be delayed until such time as the offer and sale of the Wolfpack options and shares issuable upon exercise thereof are registered or an exemption from

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registration is available.

         Wolfpack may in the future acquire additional shares of equitel.

         Wolfpack also assumed $7,202,156 of equitel debt owed to Lancer Offshore, Inc. and Lancer Partners, Limited Partnership. This debt is in the form of senior subordinated promissory notes due March 31, 2003. No interest or principal is due on the notes until March 31, 2003. The notes are convertible at the election of the holders into shares of Wolfpack common stock at $1.00 per share. However, the holders of these notes have agreed that if common stock or other equity securities are sold by Wolfpack on or prior to February 28, 2002, an amount of notes equal to the dollar amount of equity securities sold shall be converted into such equity securities; thereafter, the notes may also be converted into Wolfpack common stock at a 30% discount to the average closing price per share of Wolfpack common stock for the ten day period prior to conversion of the notes (or $1.00 per share, if lower).

Item 2.  Acquisition or Disposition of Assets.
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         On September 28, 2001, under the terms of the Agreement as described above under Item 1, Wolfpack completed the purchase of approximately 93.64% of the outstanding common stock of equitel from the equitel Shareholders. The total purchase price for the Shares was 11,825,936 shares of Wolfpack common stock. The transaction may be accounted for as an acquisition by equitel of Wolfpack.

         equitel, operating through its wholly owned subsidiary, equitel communications corporation, is a national wireless telephone service provider specializing in prepaid, off-the-shelf products. equitel has positioned itself in the $40 billion cellular telecommunications market with its ePRIME(SM) proprietary technology which leverages existing cellular networks, lowering our capital expenditures and increasing our speed to market. equitel's technology enables its national distribution partners to place "phone-in-a-box" product and air time on the shelves of retail outlets for sale to a prepaid cellular market that is projected by industry analysts to reach $15 billion by 2004.

Item 7.  Financial Statements and Exhibits.
------   ---------------------------------

         (a)  Financial Statements of Businesses Acquired.

              At the present time, it is impractical to provide the required financial statements for equitel as required by this Item 7 of Form 8-K. Wolfpack will file required financial statements under cover of Forms 8-K/A as soon as practicable, but no later than December 14, 2001 (60 days after this Report is required to be filed).

         (b)  Pro forma Financial Information.

              At the present time, it is impractical to provide the pro forma information relative to the acquisition of equitel as required by this Item 7 of Form 8-K. Wolfpack will file such required financial statements under cover of Form 8-K/A as soon as practicable, but not later

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            than December 14, 2001 (60 days after this Report is required to be filed).


       (c)  Exhibits:

            2.1 - Stock Purchase Agreement, dated September 28, 2001 by and among Alpha Omega Group, Inc., Capital Research, Ltd., Lancer Offshore, Inc. and Lancer Partners, Limited Partnership.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WOLFPACK CORPORATION



                            By:     /s/ Anthony W. Cullen
                               --------------------------
                               Anthony W. Cullen
                               Chief Executive Officer


Dated: October 15, 2001

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                                 EXHIBIT INDEX


Exhibit No.
-----------
                                   Description of Exhibit
                                   ----------------------


   2.1 Stock Purchase Agreement, dated September 28, 2001 by and among Alpha Omega Group, Inc., Capital Research, Ltd., Lancer Offshore, Inc. and Lancer Partners, Limited Partnership

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